UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2010
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On June 24, 2010, WSFS Financial Corporation (the “Registrant”) entered into a Stock Purchase Agreement (the “Agreement”) with National Penn Bancshares, Inc. (the “Seller”) pursuant to which the Registrant will purchase all of the issued and outstanding shares of Christiana Bank & Trust Company (“CBT”), a Delaware banking corporation and wholly owned subsidiary of the Seller for a total purchase price of $34.5 million in cash.  As a result of the transaction, the Registrant estimates it will acquire approximately $161 million in deposits, approximately $115 million in performing loans and approximately $6 billion in trust assets under administration or management.  Completion of the transaction is subject to the receipt of all required regulatory approvals and certain other standard closing conditions.  Immediately after the closing of the stock purchase, CBT will be merged with and into the Registrant’s wholly owned banking subsidiary, WSFS Bank.  The parties currently anticipate that the closing will occur in the last quarter of 2010.

Pursuant to the terms of the Agreement, prior to the closing, CBT will transfer its classified and certain other assets to a subsidiary of CBT and the equity interest in such subsidiary will be transferred to Seller.  In exchange, Seller will transfer $3.525 million in cash to CBT.  The Seller has agreed in the Agreement that it will not solicit, agree to or enter into an agreement for any alternative acquisition proposal with respect to CBT.  The Seller has further agreed that for a period of two years following the close of the transaction that neither it nor any of its affiliates will compete for bank deposits, loans, trust services or certain other services in the State of Delaware or apply to establish a trust company in Delaware, Nevada, New Hampshire, Alaska or South Dakota, subject to certain limitations set forth in the Agreement.  The Agreement also provides that the Seller will indemnify the Registrant for damages incurred by it as a result of the breach by Seller of certain specified representations and warranties in the Agreement, any collateral or assets being held as custodian, litigation and taxes resulting from the operation of CBT prior to the closing.  Indemnification coverage for collateral, certain types of litigation and taxes is limited to $750,000 in the aggregate.  Indemnification for breach of the specified representations and warranties and certain other types of litigation is unlimited.  The Registrant has also agreed to indemnify the Seller for any damages incurred by Seller as a result of a breach by the Registrant of its representation regarding brokers and for taxes assessed against Seller that relate to the operations of CBT after the closing.

The Registrant issued a press release on June 24, 2010 announcing the execution of the Agreement, a copy of which is filed as Exhibit 99 hereto and is incorporated by reference herein.  An audio web cast to discuss the transaction will be held on June 25, 2010 as detailed in the press release.

Item 9.01                      Financial Statements and Exhibits

(d)   Exhibits:

99           Press Release June 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: June 24, 2010	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer